As filed with the Securities and Exchange Commission on August 17, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIC SOLUTIONS

(Exact Name of Registrant as Specified in Its Charter)

California	93-0925818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110, Novato, CA	94945
(Address of Principal Executive Offices)	(Zip Code)

SONIC SOLUTIONS

2004 EQUITY COMPENSATION PLAN

2004 STOCK INCENTIVE PLAN

2005 STOCK INCENTIVE PLAN (NON-U.S. EMPLOYEES)

(Full Title of the Plan)

Robert J. Doris

Chief Executive Officer

Sonic Solutions

101 Rowland Way, Suite 110

Novato, CA 94945

(Name and Address of Agent for Service)

415/893-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

James R. Tanenbaum, Esq.

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

(212) 468-8000

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value	5,000,000	(2)	$17.90	(3)	$89,500,000	(3)	$10,534.15	(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above referenced plans.
(2)	This total represents the 3,000,000 shares of Common Stock authorized for issuance under the Registrant’s 2004 Equity Compensation Plan, 1,250,000 shares of Common Stock authorized for issuance under the Registrant’s 2004 Stock Incentive Plan and 750,000 shares of Common Stock authorized for issuance under the Registrant’s 2005 Stock Incentive Plan (Non-U.S. Employees).
(3)	Calculated solely for purposes of this offering under Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Sonic Solution’s Common Stock on the Nasdaq National Market on August 12, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

Sonic Solutions (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed with the SEC on June 29, 2005, which includes audited financials for the Registrant’s latest fiscal year, as amended by Amendment No. 1 to Annual Report on Form 10-K filed with the SEC on July 29, 2005.

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c)	The description of the Common Stock of the Registrant contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act, and any subsequent amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Pursuant to Sections 204(a), 309 and 317 of the California Corporations Code, as amended, the Registrant has included in its Articles of Incorporation, as amended (the “Articles”) and Bylaws, as amended (the “Bylaws”) provisions regarding the indemnification of officers and directors of the Registrant. Article III of the Articles provides as follows:

“ARTICLE III

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right or protection of a director under this Article III that existed at or prior to the time of such amendment, repeal or modification. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to “California law” shall to that extent be deemed to refer to California law as so amended.”

Section 29(a) of the Bylaws provides as follows:

“Indemnification of Directors and Officers.

(a) Indemnification. As authorized by the Articles of Incorporation, to the fullest extent permissible under California law, and in excess of that which is expressly permitted by Section 317 of the Code, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, or of a partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this Bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this Bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of, or advancement of expenses to, its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this Bylaw to “California law” shall to that extent be deemed to refer to California law as so amended. The rights granted by this Bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.”

In addition, the Registrant has entered into indemnity agreements with certain of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on August 17, 2005.

SONIC SOLUTIONS

By:	/s/ Robert J. Doris
Robert J. Doris
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Robert J. Doris and A. Clay Leighton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Robert J. Doris Robert J. Doris	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2005

/s/ A. Clay Leighton A. Clay Leighton	Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer (Principal Financial Accounting Officer)	August 17, 2005

/s/ Mary C. Sauer Mary C. Sauer	Senior Vice President of Business Development and Director	August 17, 2005

/s/ Robert M. Greber Robert M. Greber	Director	August 17, 2005

/s/ R. Warren Langley R. Warren Langley	Director	August 17, 2005

/s/ Peter J. Marguglio Peter J. Marguglio	Director	August 17, 2005

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).